Financial News Release

Advanced Energy Announces Acquisition of LumaSense

Acquisition of Innovative Temperature and Gas Sensing Device Provider Closed September 1st

Fort Collins, Colo., Sept. 4, 2018 - Advanced Energy Industries, Inc. (Nasdaq: AEIS), a global leader in innovative power and control technologies, today announced that the acquisition of LumaSense Technologies Holdings, Inc., based in Santa Clara, California, closed September 1st. The acquisition adds a line of photonic-based measurement and monitoring solutions that are synergistic with the company’s leading precision power control technologies in both semiconductor and industrial markets.
"The acquisition of LumaSense will enhance our customers’ ability to better control critical parameters of thermal and material processes, leading to significant improvements in process performance, efficiency and waste reduction,” said Yuval Wasserman, President and CEO of Advanced Energy. “This addition will broaden our exposure to industrial applications for material processing and power management.”
The acquisition of LumaSense:

•	Expands Advanced Energy’s (AE) current electrostatic chuck solutions, including high voltage power supply and electrostatic metrology, with LumaSense’s Fluoroptic® temperature measurement technology

•	Complements AE’s leading pyrometry solutions (e.g. Sekidenko™) with additional fiber optic thermometry for an extended range of semiconductor applications in etch and deposition

•	Provides AE with a robust set of solutions for industrial pyrometry and gas sensing technologies

•	Adds new integrated industrial temperature control and metrology applications in both thin films coating and thermal processing
“The close of the acquisition marks an exciting and transformative time for LumaSense as we officially join the Advanced Energy family,” said Steve Abely, former CEO of LumaSense. “We look forward to providing customers with an even more robust product portfolio that further establishes Advanced Energy’s position as the global leader in innovative power control technology.”
Under the terms of the merger agreement, the aggregate consideration was approximately $85 million in cash without giving effect to amounts deposited in escrow, the working capital adjustment, related transaction fees & expenses and the repayment of outstanding indebtedness of LumaSense. Revenues for LumaSense in 2017 were approximately $60 million. The acquisition is expected to be immediately accretive to earnings on a non-GAAP basis and generate over $10 million of annualized revenue and cost synergies by 2020. In addition, for AE’s photonic-based product portfolio, combining LumaSense and the Sekidenko product line, the company targets to deliver greater than $100 million in annualized revenue and to reach non-GAAP operating margins in the low to mid 20’s within the next three years.

Advanced Energy Industries, Inc.
1625 Sharp Point Drive | Fort Collins, CO 80525 | USA | +1 (970) 221-4670 | advanced-energy.com

About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in the design and manufacturing of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. AE’s power solutions enable customer innovation in complex semiconductor and industrial manufacturing applications. With engineering know-how and responsive service and support around the globe, the company builds collaborative partnerships to meet technology advances, propel growth for its customers and innovate the future of power. Advanced Energy has devoted more than three decades to perfecting power for its global customers and is headquartered in Fort Collins, Colorado, USA. For more information, visit www.advanced-energy.com
Advanced Energy | Precision. Power. Performance.
LumaSense Technologies, Inc.
LumaSense Technologies, Inc., is one of the world’s most trusted providers of innovative temperature and gas sensing devices. By applying LumaSense’s proven systems and software, customers in Global Energy, Industrial Materials, and Advanced Technologies are able to reduce waste and inefficiency in their processes. For more information, visit www.lumasenseinc.com
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For more information, contact:

Paul Oldham Advanced Energy Industries, Inc. (970) 407-6615 paul.oldham@aei.com	Brian Smith Advanced Energy Industries, Inc. (970) 407-6555 ir@aei.com

Non-GAAP Measures
Advanced Energy’s non-GAAP measures exclude the impact of non-cash related charges such as stock-based compensation and amortization of intangible assets, as well as non-recurring items such as acquisition-related costs. Such non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that non-GAAP measures provide useful information to management and investors to evaluate business performance without the impacts of certain non-cash charges and other charges which are not part of the company’s usual operations. Advanced Energy uses non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends and evaluate financial impacts of various scenarios. In addition, management's incentive plans include non-GAAP measures as criteria for achievements. Advanced Energy believes that non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. While some of the excluded items may be incurred and reflected in the Advanced Energy’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.
Forward-looking Language
Certain statements in this press release, including, without limitation, statements regarding the transaction between Advanced Energy and LumaSense, aspirational targets and expected financial performance of LumaSense as combined with Advanced Energy’s Sekidenko product line, benefits and synergies of the combination, future opportunities for the combined company and the statements about Advanced Energy’s future expectations, beliefs, goals, plans, or prospects are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Any statements that are not statements of historical fact (including statements containing the words "will," "projects," "intends," "believes," "plans," "anticipates," "expects," "estimates," “aspire,”

Advanced Energy Industries, Inc.
1625 Sharp Point Drive | Fort Collins, CO 80525 | USA | +1 (970) 221-4670 | advanced-energy.com

"forecasts," "continues" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) execution of the combined business plan to reach our revenue, non-GAAP operating income margin and cost synergy, aspirational goals over the three-year period; (2) the ability of Advanced Energy to successfully integrate LumaSense's operations and employees; (3) unexpected costs, charges or expenses resulting from the combination; (4) Advanced Energy’s ability to successfully grow LumaSense's business; (5) potential adverse reactions or changes to business relationships resulting from the completion of the transaction; (6) the retention of key employees; and (7) legislative, regulatory, tariff and economic developments, including changing business conditions in the semiconductor industry and industrial markets overall and the economy in general as well. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advanced-energy.com or by contacting Advanced Energy's investor relations at (970) 407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

Advanced Energy Industries, Inc.
1625 Sharp Point Drive | Fort Collins, CO 80525 | USA | +1 (970) 221-4670 | advanced-energy.com